OMNIBUS AMENDMENT TO WARRANT, WAIVER TO NOTE AND LOCKUP AGREEMENT

This Omnibus Amendment to Warrant, Waiver to Note and Lockup Agreement (this “Amendment”), dated March 31, 2008, by and between Windswept Environmental Group, Inc., a Delaware corporation (the “Company”), Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens Offshore SPV I, Ltd., a Cayman Islands company (“VOF”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“VUS” and together with Laurus and VOF, the “Holders” and each, a “Holder”), PSource Structured Debt Limited (“PSource”) and LV Administrative Services, Inc. as agent (the “Agent”) for the benefit of each of the Holders, amends (i) that certain Amended and Restated Secured Convertible Term Note, dated as of September 29, 2006 and issued by the Company to Laurus, and subsequently assigned in part by Laurus to VOF and VUS (as amended, modified or supplemented from time to time, the “Note”) and (ii) that certain Common Stock Purchase Warrant, issued as of June 30, 2005 by the Company to Laurus, and subsequently assigned by Laurus in full to PSource and VUS (as amended, modified or supplemented from time to time, the “Warrant”); which Warrant was exercisable at the time of original issuance into up to 13,750,000 shares of Common Stock of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement, dated as of June 30, 2005 by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Purchase Agreement”) and the Related Agreements referred to in the Purchase Agreement (the “Related Agreements” and together with the Purchase Agreement, the “Loan Documents”).

PREAMBLE

WHEREAS, the Company and the Holders have agreed to postpone certain payments due under the Note on the terms and conditions as set forth herein;

WHEREAS, the Company, PSource and VUS have agreed to make certain changes to the Warrant on the terms and conditions as set forth herein;

WHEREAS, PSource and VUS have agreed to restrict their sale of shares of Common Stock of the Company issuable upon exercise of the Warrant on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Waiver

1. Notwithstanding the terms and conditions of that certain waiver dated as of February 29, 2008 by and among the Company, Laurus, VOF and VUS (the “Existing Waiver”), which Existing Waiver is hereby superceded in all respect in its entirety by the terms set forth in this Section 1, the Holders hereby waive payment of the Monthly Amount due under the Note on March 1, 2008 and April 1, 2008 (the “Deferred Amount”). The Deferred Amount shall be paid by the Company in full by no later than April 30, 2008. Furthermore, Holders hereby waive payment of $50,000 of the Monthly Amount due under the Note on May 1, 2008 (the “May Deferred Amount”). The May Deferred Amount shall be paid by the Company in full by no later than May 31, 2008. The Deferred Amount may be paid via issuance of Common Stock of the Company to the extent such issuance is otherwise permitted under the terms of the Note.

Amendment to Warrant

2. The Warrant is hereby amended by extending the “Expiration Date” as defined in the first paragraph of the Warrant from “June 30, 2012” to “June 30, 2022”.

Lock-up Agreement

3. In consideration of the amendment to the Warrant as set forth in Section 2 above, each of PSource and VUS hereby agrees that, for the period commencing on the date hereof and ending on the three month anniversary of the date hereof, it shall not (i) sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of, pledge, hypothecate or otherwise transfer, directly or indirectly, any shares of Common Stock underlying the Warrant (collectively, the “Warrant Shares”), (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder) with respect to any Warrant Shares, (iii) enter into any swap or other arrangement that transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of any Warrant Shares, whether such transaction is to be settled by delivery of Warrant Shares or such other securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii) above. Notwithstanding anything contained herein to the contrary, the foregoing restrictions in this Section 3: (a)shall not be applicable nor have any further force or effect (i) following the occurrence and during the continuance of an Event of Default under and as defined in the Note or (ii) in the event the Company shall effect a reorganization, consolidate with or merge into any other entity or transfer all or substantially all of its properties or assets and (b) shall not apply to transfers in a private transaction including, without limitation, as a bona fide gift or gifts, provided that the transferee thereof agrees to be bound in writing by the restrictions set forth herein.

Miscellaneous

4. The amendments and the lockup set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) on the date when each of the Company, the Holders, PSource and the Agent shall have duly executed this Amendment and the Company shall have delivered to the Agent its respective counterpart to this Amendment.

5. Except as specifically set forth in this Amendment or as previously agreed in writing by the appropriate parties, there are no other amendments, modifications or waivers to the Loan Documents, and all other forms, terms and provisions of the Loan Documents remain in full force and effect.

6. The Company understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Company’s determination that this Amendment is material. The Company agrees to file an 8-K within 4 days of the date hereof and in the form otherwise prescribed by the SEC.

7. The Company hereby represents and warrants to the Holders that (i) after giving effect to this Amendment, no Event of Default (as defined in the Loan Documents) exist on the date hereof, (ii) on the date hereof, all representations, warranties made by the Company in connection with the Loan Documents continue to be true, correct and complete as of the first date given and (iii) on the date hereof, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		HOLDERS:

Windswept Environmental Group, Inc.		Laurus Master Fund, Ltd. By: Laurus Capital Management, LLC, its investment manager

By:	/s/ Michael O’Reilly	By:	/s/ Scott Bluestein
Name:	Michael O’Reilly	Name:	Scott Bluestein
Title:	President/CEO	Title:	Authorized Signatory

Valens Offshore SPV I, Ltd. By: Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

Valens U.S. SPV I, LLC By: Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

PSOURCE: PSource Structured Debt Limited

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

AGENT: LV Administrative Service, Inc. as Agent

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

AGREED AND ACKNOWLEDGED:

TRADE-WINDS ENVIRONMENTAL RESTORATION INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President/CEO

NORTH ATLANTIC LABORATORIES, INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President/CEO